As filed with the Securities and Exchange Commission on July 18, 2025.

Registration No. 333-287401

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ________________________

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

IDAHO STRATEGIC RESOURCES, INC.
(Exact name of registrant as specified in its charter)

IDAHO	82-0490295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 N. 3RD Street, Coeur d’Alene, Idaho 83814

(208) 625-9001

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John Swallow

President & Chief Executive Officer

201 N. 3RD Street

Coeur d’Alene, ID 83814

(208) 625-9001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Lukas O’Dowd

Lyons O’Dowd, PLLC

703 E. Lakeside Avenue

Coeur d’Alene, ID 83814

(208) 714-0487

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective, subject to market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form S-3 (File No. 333-287401), originally filed May 19, 2025, with the Securities and Exchange Commission, by Idaho Strategic Resources, Inc. (the “Registrant”), is being filed as an exhibit-only amendment to file an updated auditor’s consent, filed herewith as Exhibit 23.2 (the “Consent of Assure CPA, LLC”).  Accordingly, this Amendment No. 1 consists only of the cover page, this explanatory note, the Exhibit Index of Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consent of Assure CPA, LLC, filed herewith as Exhibit 23.2.  The Prospectus Supplement and the balance of Part II of the Registration Statement are unchanged and have been omitted.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Coeur d'Alene, state of Idaho, on the 18th day of July, 2025.

IDAHOSTRATEGIC RESOURCES, INC.
(Registrant)

By:	/s/ John Swallow
John Swallow
President & CEO

Each person whose signature appears below constitutes and appoints John Swallow as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and any subsequent registration statement the Registrant may hereafter file with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John Swallow	Chairman,	July 18, 2025
John Swallow	Chief Executive Officer (Principal Executive Officer) and Director
/s/ Grant Brackebusch	Chief Financial Officer	July 18, 2025
Grant Brackebusch	(Principal Financial Officer and Principal Accounting Officer), and Director
/s/ Kevin Shiell	Director	July 18, 2025
Kevin Shiell

/s/ Carolyn Turner	Director	July 18, 2025
Carolyn Turner

/s/ Rich Beaven	Director	July 18, 2025
Rich Beaven

3

Item 16. Exhibits

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
4.1	Form of Note*
4.2	Form of Warrant Agreement, including form of Warrant*
4.3	Form of Unit Agreement*
4.4	Form of Pledge Agreement*
4.5	Form of Rights Certificate*
4.6	Form of Indenture**
5.1	Opinion of Lyons O’Dowd, PLLC**
10.1

Sales Agreement, dated October 10, 2024, by and between the Company and Roth Capital Partners, LLC, incorporated by reference from Exhibit 10.1 to the Company’s Form 8-K, as filed with the Securities and Exchange Commission on October 11, 2024.

23.1	Consent of Lyons O’Dowd, PLLC (included in Exhibit 5.1)**
23.2	Consent of Assure CPA, LLC***
23.3	Consent of Qualified Person for Technical Report Summary of Golden Chest Mine.**
23.4	Consent of Qualified Person for Technical Report Summary of Golden Chest Mine.**
23.5	Consent of Qualified Person for Technical Report Summary of Golden Chest Mine.**
24.1	Powers of Attorney (included on signature page).
96.1

Technical Report Summary for the Golden Chest Mine, Idaho, U.S.A. incorporated by reference from Exhibit 96.1 to the Company’s Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on March 31, 2025.

107	Filing Fee Table.

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Previously filed.

***	Filed herewith.

4